                                                                    EXHIBIT 99.1

June 1, 1999


KNOLOGY ANNOUNCES NEW CEO


KNOLOGY Holdings, Inc. announced today that effective June 1,1999, William E. Morrow has resigned as the company's chief executive officer. Rodger L. Johnson, who serves as KNOLOGY's president and chief operating officer, will assume the responsibilities of CEO.

KNOLOGY's Chairman, Cam Lanier, said, "Bill Morrow has been a significant contributor as KNOLOGY has evolved from its early stages. Bill brought talent, hard work and a commitment to excellence to the company, and we are grateful for his efforts. He will continue to be associated with KNOLOGY in a consulting capacity and will represent us on the Board of Directors of Clearsource, Inc., a company building broadband networks in Texas."

KNOLOGY, BASED IN WEST POINT, GA., IS THE LEADING PROVIDER OF BUNDLED COMMUNICATIONS services IN THE SOUTHEAST. KNOLOGY'S HYBRID FIBER COAXIAL NETWORKS ARE SOME OF THE MOST TECHNOLOGICALLY ADVANCED IN THE COUNTRY. KNOLOGY IS PART OF THE ITC GROUP OF COMPANIES, WHICH INCLUDES POWERTEL, MINDSPRING ENTERPRISES AND ITC DELTACOM. FOR MORE INFORMATION, PLEASE VISIT OUR WEB SITE AT HTTP://WWW.KNOLOGY.COM.

CONTACT: Darenda Huguley at 706-634-2500 or at dhuguley@knology.com


                                      # # #